Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

December 18, 2012

Galena Biopharma, Inc.

310 North State Street, Suite 208

Lake Oswego, Oregon 97034

Re:	Registration Statement on Form S-3 (Registration No. 333-167025), and Registration Statement on Form S-3MEF (Registration No. 333-185526)

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the above-referenced registration statements (collectively, the “Registration Statement”), the base prospectus dated May 28, 2010 (the “Base Prospectus”), the preliminary prospectus supplement dated December 17, 2012 (the “Preliminary Prospectus”) and the final prospectus supplement dated December 18, 2012 (the “Prospectus Supplement” and, collectively with the Base Prospectus and the Preliminary Prospectus, the “Prospectus”). The Prospectus relates to the offer and sale by Galena Biopharma, Inc. (the “Company”) of an aggregate of up to (i) 15,156,250 shares (the “Issued Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 7,578,125 shares (the “Warrant Shares”) of Common Stock. The Issued Shares, the Warrants and the Warrant Shares are covered by the Registration Statement. We understand that the Issued Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the offer and sale of the Securities. For purposes of this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus and such other documents, records, certificates and other instruments as we have deemed necessary or appropriate.

The opinion expressed below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that (i) the Issued Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as described in the Prospectus, will be valid and legally binding obligations of the company, enforceable against the Company in accordance with their terms, and (iii) the Warrant Shares issued upon exercise of the Warrants, when issued and sold as described in the Prospectus, will be validly issued, fully paid and non-assessable.

Galena Biopharma, Inc.

December 18, 2012

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement remains effective.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC